Exhibit 99.1

FOR IMMEDIATE RELEASE

MOBILE MINI REPORTS Q2 2017 RESULTS AND ANNOUNCES QUARTERLY DIVIDEND

Phoenix, AZ – July 21, 2017 – Mobile Mini, Inc. (NASDAQ GS: MINI) (the “Company” or “Mobile Mini”), the world’s leading supplier of portable storage solutions and a leading provider of tank and pump solutions in the United States, today reported actual and adjusted financial results for the quarter ended June 30, 2017. Total revenues were $126.7 million and rental revenues were $117.9 million, as compared to $124.8 million and $116.8 million, respectively, for the same period last year.

Rental revenues for the Storage Solutions and Tank & Pump Solutions businesses for the current quarter were $95.5 million and $22.4 million, respectively.

The Company recorded net income of $8.8 million, or $0.20 per diluted share, in the second quarter of 2017, as compared to net income of $4.1 million, or $0.09 per diluted share, for the second quarter of 2016. On an adjusted basis, second quarter net income was $10.4 million, or $0.24 per diluted share, as compared to adjusted net income of $11.1 million, or $0.25 per diluted share, for the second quarter of 2016. Adjusted EBITDA was $42.0 million and adjusted EBITDA margin was 33.1% for the second quarter of 2017.

Dividend

The Company’s Board of Directors declared a cash dividend of 22.7 cents per share, which will be paid on August 30, 2017 to shareholders of record on August 16, 2017.

Second Quarter 2017 Highlights

•	Delivered a 3.9% increase in Storage Solutions rental revenues on a constant currency basis. Including the impact of unfavorable currency fluctuations, Storage Solutions rental revenues increased 1.5%.

•	Drove a 12.0% year-over-year increase in North America Storage Solutions activations resulting in an all-time high in quarterly core activations.

•	Increased total Storage Solutions average units on rent by 4.3% year-over-year, and 4.7% at June 30, 2017 compared to June 30, 2016.

•	Raised Storage Solutions rental rates by 2.6% year-over-year.

•	Grew rental revenues by 6.8% sequentially in the Tank & Pump Solutions business rental, largely due to increased project work in the diversified business.

•	Achieved adjusted EBITDA of $42.0 million, with an adjusted EBITDA margin of 33.1%.

•	Generated net cash from operating activities of $30.5 million and strong free cash flow of $14.9 million.

CEO Comments

Erik Olsson, Mobile Mini’s President and Chief Executive Officer, remarked, “During the quarter, we drove the highest number of North America Storage Solutions core activations in company history, an increase of 12.0% compared to the same quarter in the prior year. We also achieved total year-over-year rate increases of 2.6% in Storage Solutions, resulting in strong year-over-year growth of 3.9% in rental revenues for that business. Our sales approach and commitment to world-class customer service continue to drive revenue growth.”

Mr. Olsson continued, “Within our Tank & Pump Solutions business, rental revenues were up sequentially in all three customer segments, resulting in an overall increase of 6.8%. The 1.3% year- over-year decrease in Tank & Pump Solutions rental revenue resulted primarily from deferred maintenance activity at certain of our downstream customers, which we expect to be temporary. Diversified rental revenues increased year-over-year, while our upstream business rental revenues were flat. Our outlook for Tank & Pump remains positive for the rest of 2017, although both market fluctuations and the timing of our customers’ projects introduce variability into year-over-year comparisons.”

Conference Call

Mobile Mini will host a conference call today, Friday, July 21 at 12 noon ET to review these results. To listen to the call live, dial (201) 493-6739 and ask for the Mobile Mini Conference Call or go to www.mobilemini.com and click on the Investors section. Additionally, a slide presentation that will accompany the call will be posted at www.mobilemini.com on the Investor Relations section and will be available in advance and after the call. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, a replay of the call can be accessed for approximately 14 days after the call at Mobile Mini’s website.

About Mobile Mini, Inc.

Mobile Mini, Inc. is the world’s leading provider of storage solutions through its total rental fleet of approximately 211,900 storage solutions containers and office units and a leading provider of tank and pump solutions in the U.S., with a rental fleet of approximately 12,000 units. Mobile Mini’s network is comprised of 156 locations in the U.S., U.K., and Canada. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.

Forward-Looking Statements

This news release contains forward-looking statements, including, but not limited to, our approach being able to drive revenue growth, deferred customer maintenance being temporary, our outlook remaining positive, and our ability to continue to be strongly positioned in both the portable storage and specialty containment markets, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Mark Funk, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Fred Buonocore (212) 836-9607
Mobile Mini, Inc.		Linda Latman (212) 836-9609
(602) 308-3879
www.mobilemini.com

(See accompanying tables)

Mobile Mini, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(in thousands, except percentages and per share data)

	Three Months Ended June 30, 2017			Three Months Ended June 30, 2016
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (2)
Revenues:
Rental	$117,851	$—	$117,851	$116,773	$—	$116,773
Sales	8,401	—	8,401	6,342	—	6,342
Other	438	—	438	1,734	(1,365)	369

Total revenues	126,690	—	126,690	124,849	(1,365)	123,484

Costs and expenses:
Rental, selling and general expenses	82,850	(2,056)	80,794	78,037	—	78,037
Cost of sales	5,408	—	5,408	3,678	—	3,678
Restructuring expenses	538	(538)	—	1,324	(1,324)	—
Depreciation and amortization	15,742	—	15,742	16,269	—	16,269

Total costs and expenses	104,538	(2,594)	101,944	99,308	(1,324)	97,984

Income from operations	22,152	2,594	24,746	25,541	(41)	25,500

Other income (expense):
Interest income	16	—	16	—	—	—
Interest expense	(8,807)	—	(8,807)	(8,002)	—	(8,002)
Debt extinguishment expense	—	—	—	(9,192)	9,192	—
Deferred financing costs write-off	—	—	—	(2,271)	2,271	—
Foreign currency exchange	(18)	—	(18)	(4)	—	(4)

Income before income tax provision	13,343	2,594	15,937	6,072	11,422	17,494

Income tax provision	4,566	994	5,560	2,000	4,373	6,373

Net income	$8,777	$1,600	$10,377	$4,072	$7,049	$11,121

EBITDA/Adjusted EBITDA	$37,892		$41,960	$41,806		$43,388
EBITDA/Adjusted EBITDA as a percentage of total revenues	29.9%		33.1%	33.5%		35.1%

Earnings per share:
Basic	$0.20		$0.24	$0.09		$0.25
Diluted	0.20		0.24	0.09		0.25

Weighted average number of common and common share equivalents outstanding:
Basic	43,944		43,944	44,132		44,132
Diluted	44,025		44,025	44,505		44,505

(1)	Adjusted column for the three months ended June 30, 2017 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP (defined herein) presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the three-month period ended June 30, 2017 include the following, along with the related tax effects:

•	Reduction of $2.1 million in rental, selling and general expenses to exclude costs related to severance and transition in conjunction with the departure of an executive.

•	Exclusion of $0.5 million in costs related to the restructuring of our business operations.

(2)	Adjusted column for the three months ended June 30, 2016 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the three-month period ended June 30, 2016 include the following, along with the related tax effects.

•	Reduction of other revenue by $1.4 million to exclude revenue associated with a sales tax refund.

•	Exclusion of costs of $1.3 million related to the restructuring of our business operations.

•	Exclusion of $9.2 million of debt extinguishment costs to redeem the Company’s $200 million 7.785% senior notes due December 2020 (the “2020 Notes”).

•	Exclusion of $2.3 million of deferred financing costs that were written off in conjunction with the redemption of the 2020 Notes.

Mobile Mini, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except percentages and per share data)

	Six Months Ended June 30, 2017			Six Months Ended June 30, 2016
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (2)
Revenues:
Rental	$232,593	$—	$232,593	$234,129	$—	$234,129
Sales	16,379	—	16,379	13,233	—	13,233
Other	1,245	—	1,245	2,020	(1,365)	655

Total revenues	250,217	—	250,217	249,382	(1,365)	248,017

Costs and expenses:
Rental, selling and general expenses	161,209	(2,386)	158,823	154,339	—	154,339
Cost of sales	10,520	—	10,520	8,289	—	8,289
Restructuring expenses	1,437	(1,437)	—	3,572	(3,572)	—
Depreciation and amortization	31,006	—	31,006	31,446	—	31,446

Total costs and expenses	204,172	(3,823)	200,349	197,646	(3,572)	194,074

Income from operations	46,045	3,823	49,868	51,736	2,207	53,943

Other income (expense):
Interest income	16	—	16	—	—	—
Interest expense	(17,209)	—	(17,209)	(16,486)	—	(16,486)
Debt extinguishment expense	—	—	—	(9,192)	9,192	—
Deferred financing costs write-off	—	—	—	(2,271)	2,271	—
Foreign currency exchange	(27)	—	(27)	(4)	—	(4)

Income before income tax provision	28,825	3,823	32,648	23,783	13,670	37,453

Income tax provision	9,896	1,450	11,346	8,713	5,260	13,973

Net income	$18,929	$2,373	$21,302	$15,070	$8,410	$23,480

EBITDA/Adjusted EBITDA	$77,040		$83,648	$83,178		$89,572
EBITDA/Adjusted EBITDA as a percentage of total revenues	30.8%		33.4%	33.4%		36.1%

Earnings per share:
Basic	$0.43		$0.48	$0.34		$0.53
Diluted	0.43		0.48	0.34		0.53

Weighted average number of common and common share equivalents outstanding:
Basic	44,026		44,026	44,175		44,175
Diluted	44,183		44,183	44,420		44,420

(1)	Adjusted column for the six months ended June 30, 2017 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the six-month period ended June 30, 2017 include the following, along with the related tax effects:

•	Reduction of $0.1 million in rental, selling and general expenses for acquisition-related expenses.

•	Reduction of $2.3 million in rental, selling and general expenses to exclude costs related to severance and transition in conjunction with the departure of executives.

•	Exclusion of $1.4 million in costs related to the restructuring of our business operations.

(2)	Adjusted column for the six months ended June 30, 2016 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the six-month period ended June 30, 2016 include the following, along with the related tax effects.

•	Reduction of other revenue by $1.4 million to exclude revenue associated with a sales tax refund.

•	Exclusion of costs of $3.6 million related to the restructuring of our business operations.

•	Exclusion of $9.2 million of debt extinguishment costs to redeem the 2020 Notes.

•	Exclusion of $2.3 million of deferred financing costs that were written off in conjunction with the redemption of the 2020 Notes.

Mobile Mini, Inc.

Operating Data

(Unaudited)

	2017	2016
As of June 30:
Stand-alone Storage Solutions locations	123	127
Stand-alone Tank & Pump Solutions locations	18	19
Combined Storage Solutions and Tank & Pump Solutions locations	15	13
Storage Solutions rental fleet units	211,900	206,700
Tank & Pump Solutions rental fleet units	12,000	12,000

Average utilization - Three months ended June 30:
Storage Solutions - utilization based on number of units	69.4%	68.4%
Tank & Pump Solutions - utilization based on original equipment cost	64.5%	63.5%

Average utilization - Six months ended June 30:
Storage Solutions - utilization based on number of units	69.2%	68.4%
Tank & Pump Solutions - utilization based on original equipment cost (1)	63.2%

(1)	Utilization for Tank & Pump Solutions is calculated as the average original cost of equipment on rent, excluding re-rented equipment, divided by the average original cost of equipment in the fleet. This statistic has been calculated since the three-month period ending June 30, 2016; no comparable statistic is available for the prior-year period.

Mobile Mini, Inc.

Business Segment Information - Adjusted (1)

(Unaudited)

(in thousands, except percentages)

	Three Months Ended June 30, 2017			Three Months Ended June 30, 2016
	Storage Solutions	Tank & Pump Solutions	Total	Storage Solutions	Tank & Pump Solutions	Total
Revenues:
Rental	$95,486	$22,365	$117,851	$94,102	$22,671	$116,773
Sales	7,156	1,245	8,401	5,123	1,219	6,342
Other	344	94	438	246	123	369

Total revenues	102,986	23,704	126,690	99,471	24,013	123,484

Costs and expenses:
Rental, selling and general expenses	64,075	16,719	80,794	62,854	15,183	78,037
Cost of sales	4,730	678	5,408	3,056	622	3,678
Depreciation and amortization	9,477	6,265	15,742	8,978	7,291	16,269

Total costs and expenses	78,282	23,662	101,944	74,888	23,096	97,984

Income from operations	$24,704	$42	$24,746	$24,583	$917	$25,500

Adjusted EBITDA	$35,589	$6,371	$41,960	$35,106	$8,282	$43,388
Adjusted EBITDA Margin	34.6%	26.9%	33.1%	35.3%	34.5%	35.1%

	Six Months Ended June 30, 2017			Six Months Ended June 30, 2016
	Storage Solutions	Tank & Pump Solutions	Total	Storage Solutions	Tank & Pump Solutions	Total
Revenues:
Rental	$189,292	$43,301	$232,593	$187,830	$46,299	$234,129
Sales	14,020	2,359	16,379	10,415	2,818	13,233
Other	1,017	228	1,245	513	142	655

Total revenues	204,329	45,888	250,217	198,758	49,259	248,017

Costs and expenses:
Rental, selling and general expenses	125,970	32,853	158,823	123,708	30,631	154,339
Cost of sales	9,331	1,189	10,520	6,455	1,834	8,289
Depreciation and amortization	18,660	12,346	31,006	17,116	14,330	31,446

Total costs and expenses	153,961	46,388	200,349	147,279	46,795	194,074

Income (loss) from operations	$50,368	$(500)	$49,868	$51,479	$2,464	$53,943

Adjusted EBITDA	$71,681	$11,967	$83,648	$72,630	$16,942	$89,572
Adjusted EBITDA Margin	35.1%	26.1%	33.4%	36.5%	34.4%	36.1%

(1)	These tables present results by major business segment adjusted to exclude certain transactions that management believes are not indicative of our business. See additional information regarding non-GAAP financial information following in this earnings release.

Mobile Mini, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2017	2016
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$9,274	$4,137
Receivables, net	92,390	99,175
Inventories	16,399	15,412
Rental fleet, net	964,141	950,065
Property, plant and equipment, net	150,636	149,197
Other assets	17,128	14,930
Intangibles, net	65,204	68,420
Goodwill	706,602	703,558

Total assets	$2,021,774	$2,004,894

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$30,708	$27,388
Accrued liabilities	64,956	64,126
Lines of credit	637,651	641,160
Obligations under capital leases	49,302	50,704
Senior notes, net	245,531	245,212
Deferred income taxes	231,579	240,690

Total liabilities	1,259,727	1,269,280

Stockholders’ equity:
Common stock	495	493
Additional paid-in capital	597,658	592,071
Retained earnings	380,125	362,896
Accumulated other comprehensive loss	(69,448)	(81,047)
Treasury stock	(146,783)	(138,799)

Total stockholders’ equity	762,047	735,614

Total liabilities and stockholders’ equity	$2,021,774	$2,004,894

Mobile Mini, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Six Months Ended
	June 30,
	2017	2016
Cash flows from operating activities:
Net income	$18,929	$15,070
Adjustments to reconcile net income to net cash provided by operating activities:
Debt extinguishment expense	—	9,192
Deferred financing costs write-off	—	2,271
Provision for doubtful accounts	2,202	2,646
Amortization of deferred financing costs	1,030	948
Amortization of long-term liabilities	65	58
Share-based compensation expense	3,820	4,245
Depreciation and amortization	31,006	31,446
Gain on sale of rental fleet	(2,826)	(2,782)
Loss on disposal of property, plant and equipment	282	689
Deferred income taxes	9,151	8,542
Foreign currency exchange	27	4
Changes in certain assets and liabilities, net of effect of businesses acquired	(465)	(7,619)

Net cash provided by operating activities	63,221	64,710

Cash flows from investing activities:
Cash paid for businesses acquired, net of cash acquired	—	(9,206)
Additions to rental fleet, excluding acquisitions	(23,027)	(28,158)
Proceeds from sale of rental fleet	6,283	7,409
Additions to property, plant and equipment, excluding acquisitions	(8,707)	(19,263)
Proceeds from sale of property, plant and equipment	768	1,615

Net cash used in investing activities	(24,683)	(47,603)

Cash flows from financing activities:
Net repayments under lines of credit	(3,509)	(20,961)
Proceeds from issuance of 5.875% senior notes due 2024	—	250,000
Redemption of 7.875% senior notes due 2020	—	(200,000)
Debt extinguishment expense	—	(9,192)
Deferred financing costs	(12)	(4,916)
Principal payments on capital lease obligations	(3,736)	(2,920)
Issuance of common stock	1,640	92
Dividend payments	(20,119)	(18,236)
Purchase of treasury stock	(7,984)	(7,096)

Net cash used in financing activities	(33,720)	(13,229)

Effect of exchange rate changes on cash	319	(152)

Net change in cash	5,137	3,726

Cash and cash equivalents at beginning of period	4,137	1,613

Cash and cash equivalents at end of period	$9,274	$5,339

Equipment and other acquired through capital lease obligations	$2,333	$14,258
Capital expenditures accrued or payable	8,268	5,507

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company also discloses in this press release certain non-GAAP financial information. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and constant currency financial information are non-GAAP financial measures as defined by SEC rules. This non-GAAP financial information may be determined or calculated differently by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements are furnished earlier in this release and as follows:

Mobile Mini, Inc.

Adjusted EBITDA GAAP Reconciliations

(Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income	$8,777	$4,072	$18,929	$15,070
Interest expense	8,807	8,002	17,209	16,486
Income tax provision	4,566	2,000	9,896	8,713
Depreciation and amortization	15,742	16,269	31,006	31,446
Debt extinguishment expense	—	9,192	—	9,192
Deferred financing costs write-off	—	2,271	—	2,271

EBITDA	37,892	41,806	77,040	83,178

Share-based compensation expense	1,474	1,623	2,785	4,187
Restructuring expenses	538	1,324	1,437	3,572
Acquisition-related expenses	9	—	97	—
Sales tax refund	—	(1,365)	—	(1,365)
Other	2,047	—	2,289	—

Adjusted EBITDA	$41,960	$43,388	$83,648	$89,572

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net cash provided by operating activities	$30,498	$29,429	$63,221	$64,710
Interest paid	4,516	10,113	18,187	13,991
Income and franchise taxes paid	1,100	1,083	1,100	1,151
Share-based compensation expense	(2,509)	(1,681)	(3,820)	(4,245)
Gain on sale of rental fleet	1,123	1,404	2,826	2,782
Loss on disposal of property, plant and equipment	(264)	(351)	(282)	(689)
Changes in certain assets and liabilities, net of effect of businesses acquired	3,428	1,809	(4,192)	5,478

EBITDA	$37,892	$41,806	$77,040	$83,178

Mobile Mini, Inc.

Free Cash Flow GAAP Reconciliation

(Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net cash provided by operating activities	$30,498	$29,429	$63,221	$64,710

Additions to rental fleet, excluding acquisitions	(13,021)	(17,274)	(23,027)	(28,158)
Proceeds from sale of rental fleet	1,661	3,439	6,283	7,409
Additions to property, plant and equipment, excluding acquisitions	(4,959)	(10,953)	(8,707)	(19,263)
Proceeds from sale of property, plant and equipment	700	775	768	1,615

Net capital expenditures, excluding acquisitions	(15,619)	(24,013)	(24,683)	(38,397)

Free cash flow	$14,879	$5,416	$38,538	$26,313

Adjusted net income and adjusted diluted earnings per share. Adjusted net income and related earnings per share information exclude certain transactions that management believes are not indicative of our business. We believe that the inclusion of this non-GAAP presentation makes it easier to compare our financial performance across reporting periods on a consistent basis.

EBITDA and adjusted EBITDA. EBITDA is defined as net income before discontinued operations, net of tax (if applicable), interest expense, income taxes, depreciation and amortization, and debt restructuring or extinguishment expense (if applicable), including any write-off of deferred financing costs. Adjusted EBITDA further excludes certain non-cash expenses, including share-based compensation, as well as transactions that management believes are not indicative of our business. Because EBITDA and adjusted EBITDA, as defined, exclude some but not all items that affect our cash flow from operating activities, they may not be comparable to similarly titled performance measures presented by other companies.

We present EBITDA and adjusted EBITDA because we believe they provide useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and an overall evaluation of our financial condition. EBITDA and adjusted EBITDA have certain limitations as analytical tools and should not be used as substitutes for net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with GAAP.

EBITDA and adjusted EBITDA margins are calculated as EBITDA and adjusted EBITDA, respectively, divided by total revenues expressed as a percentage.

Free Cash Flow. Free cash flow is defined as net cash provided by operating activities, minus or plus, net cash used in or provided by investing activities, excluding acquisitions and certain transactions. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, the most directly comparable financial measure prepared in accordance with GAAP. We present free cash flow because we believe it provides useful information regarding our liquidity and ability to meet our short-term obligations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in our existing business, debt service obligations, payment of authorized quarterly dividends, repurchase of our common stock and strategic small acquisitions.

Constant Currency. We calculate the effect of currency fluctuations on current periods by translating the results for our business in the U.K. during the current period using the average exchange rates from the comparative period. We present constant currency information to provide useful information to assess our underlying business excluding the effect of material foreign currency rate fluctuations. Calculated in constant currency, our rental revenues for the three months ended June 30, 2017 were $2.3 million higher than when calculated in accordance with GAAP.